UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 24, 2006
(Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification No.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Officer)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

On July 24, 2006, the Herman Miller, Inc Board of Directors approved new base salary levels for certain key executives. The board also established target payout percentages under the Executive Incentive Cash Bonus Plan and the Long Term Incentive Plan (LTIP) for the key executives for fiscal year 2006/2007. Achievement of the targets under the cash bonus plan and LTIP are, in part, based upon EVA improvement from the previous year as determined by the Executive Compensation Committee of the Board of Directors. The table below presents the new base salaries effective as of July 24, 2006, and target percentages for the Company’s named executive officers, for the Company’s fiscal year beginning June 4, 2006 based upon achieving targeted EVA improvement.

			Target Value of Grants
		Target Bonus as a % of	Under LTIP as a % of
Name of Executive	Base Salary	Base Salary	Base Salary
Brian C. Walker	$630,000	85%	220%
Elizabeth A. Nickels	$350,000	60%	100%
Gary S. Miller	$275,000	60%	100%
John Portlock	£165,000	60%	50%

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 25, 2006	HERMAN MILLER, INC. (Registrant) By: /s/ Elizabeth A. Nickels —————————————— Elizabeth A. Nickels Chief Financial Officer